Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram, Richard S. Greene and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2007, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram Lee Schram, Director and	2/20/2008
Principal Executive Officer

/s/ Richard S. Greene	2/20/2008

Richard S. Greene, Principal Financial Officer

/s/ Terry D. Peterson	2/20/2008

Terry D. Peterson, Principal Accounting Officer

/s/ Ronald C. Baldwin	2/20/2008

Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/20/2008

Charles A. Haggerty, Director

/s/ Isaiah Harris, Jr.	2/20/2008

Isaiah Harris, Jr., Director

/s/ Don J. McGrath	2/20/2008

Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/20/2008

Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/20/2008

Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/20/2008

Stephen P. Nachtsheim, Director

/s/ Mary Ann O’Dwyer	2/20/2008

Mary Ann O’Dwyer, Director

/s/ Martyn R. Redgrave	2/20/2008

Martyn R. Redgrave, Director